Exhibit 99.1

Andeavor Logistics LP Announces Pricing of Series A Preferred Units Offering

SAN ANTONIO, TEXAS – November 28, 2017 - Andeavor Logistics LP (NYSE: ANDX) announced today the pricing of a public offering of $600,000,000 of its 6.875% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”) at a price to the public of $1,000 per unit. Andeavor Logistics does not intend to apply for the listing of the Series A Preferred Units on any securities exchange. The offering is expected to close on December 1, 2017, subject to the satisfaction of customary closing conditions.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering. ABN AMRO Securities (USA) LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. acted as the co-managers for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Andeavor Logistics LP

Andeavor Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. Andeavor Logistics owns and operates a network of crude oil, refined products and natural gas pipelines. Andeavor Logistics also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, Andeavor Logistics owns and operates natural gas processing and fractionation complexes. Andeavor Logistics is a fee-based, growth oriented Delaware limited partnership formed by Andeavor.

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. They include, without limitation, statements related to the offering of preferred units, including the expected timing thereof. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. A number of factors could cause our actual results to differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. Such factors include those detailed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and registration statement on Form S-3 (Reg. No. 333-221549) filed with the SEC on November 14, 2017 (the “Form S-3”) that are available on our website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov. Our forward-looking statements are based on assumptions that we to be reasonable but that may not prove to be accurate. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Investors:

Andrew Woodward, Sr. Director, Finance and Investor Relations, (210) 626-7202

Media:

Andeavor Media Relations, media@andeavor.com, (210) 626-7702